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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 31, 2006

                               EMERSON RADIO CORP.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                 0-25226                 22-3285224
           --------                 -------                 ----------
      (State Or Other             (Commission             (IRS Employer
        Jurisdiction             Of File Number)        Identification No.)
       Incorporation)

                   9 Entin Road, Parsippany, New Jersey       07054
               -------------------------------------------------------
                (Address of Principal Executive Offices)   (Zip Code)

       Registrant's telephone number, including area code: (973) 884-5800

                                 Not Applicable
                                 --------------
            (Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On January 31, 2006, Emerson Radio Corp. expanded the size of its Board of Directors and approved the appointment of Eduard Will to fill the newly created position. Emerson also announced that Mr. Will has been named to the Audit Committee of Emerson's Board of Directors. Mr. Will has more than 37 years experience as a merchant banker, senior advisor and as a director of various public and private companies. Presently, Mr. Will is serving on the Board of Directors or acting as Senior Adviser to: Koolconnect Technologies Inc.; Wasatch Photonics Inc.; Ithaca Technologies LLC; T & W Electronics Co., Darby Overseas and Integrated Data Corporation.

         A copy of the press release announcing the appointment of Mr. Will as a director of Emerson is being filed with this Current Report on Form 8-K as
Exhibit 99.1.

ITEM 8.01         OTHER EVENTS

         On January 31, 2006, Emerson appointed Eduard Will to its Board of Directors and Audit Committee. As a result of the appointment of Mr. Will, Emerson's Audit Committee is now comprised of three independent directors in compliance with the requirements of Section 121(B)(2) of the rules of the American Stock Exchange.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         Exhibit 99.1 - Press Release, dated February 2, 2006




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EMERSON RADIO CORP.


                                       By: /s/ Guy A. Paglinco
                                          ------------------------------------
                                        Name:  Guy A. Paglinco
                                        Title: Vice President and Chief
                                        Financial Officer

Dated:  February 2, 2006




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